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                                 AMENDMENT NO. 9

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated June 16, 1998, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, and The Lincoln National Life Insurance Company, an Indiana life insurance company, is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

SERIES I AND II SHARES

AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund(1)
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Demographic Trends Fund
AIM V.I. Diversified Dividend Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Equity Fund
AIM V.I. Global Health Care Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Core Equity Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Real Estate Fund(2)
AIM V.I. Small Cap Equity Fund
AIM V.I. Small Company Growth Fund(3)
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

(1) Effective June 12, 2006, AIM V.I. Blue Chip Fund will merge into AIM V.I. Large Cap Growth Fund.

(2) Effective July 3, 2006, AIM V.I. Real Estate Fund will be renamed AIM V.I. Global Real Estate Fund.

(3) Effective July 3, 2006, AIM V.I. Small Company Growth Fund will be renamed AIM V.I. Small Cap Growth Fund.

SEPARATE ACCOUNTS UTILIZING THE FUNDS

-    Lincoln National Variable Annuity Account C

-    Lincoln Life Flexible Premium Variable Life Account M

-    Lincoln Life Flexible Premium Variable Life Account R

-    Lincoln Life Variable Annuity Account N

-    Lincoln Life Variable Annuity Account W

-    Lincoln Life Variable Annuity Account Z

-    Lincoln National Life Insurance Separate Account 13

-    Lincoln National Life Insurance Separate Account 15

-    Lincoln National Life Insurance Separate Account 16

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CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

ChoicePlus
ChoicePlus Access
ChoicePlus Bonus
ChoicePlus II
ChoicePlus II Access
ChoicePlus II Bonus
ChoicePlus II Advance
ChoicePlus Assurance (B Share)
ChoicePlus Assurance (C Share)
ChoicePlus Assurance (L Share)
ChoicePlus Assurance (Bonus)
MultiFund(R) 5
Wells Fargo New Directions Core
Wells Fargo New Directions Access
Wells Fargo New Directions Access 4
Director
Lincoln VUL I
Lincoln VUL(DB)
Lincoln VUL(CV)
Lincoln SVUL
Lincoln SVUL I
Lincoln SVUL II
Lincoln Corporate Private Solution

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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: May 1, 2006

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim Coppedge                By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Robert H. Graham
Title: Assistant Secretary              Title: President


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ P. Michelle Grace           By: /s/ Gene L. Needles
        -----------------------------       ------------------------------------
Name: P. Michelle Grace                 Name: Gene L. Needles
Title: Assistant Secretary              Title: President


                                        THE LINCOLN NATIONAL LIFE INSURANCE
                                        COMPANY


Attest: /s/ Kevin J. Adamson            By: /s/ Kelly D. Clevenger
        -----------------------------       ------------------------------------
Name: Kevin J. Adamson                  Name: Kelly D. Clevenger
Title: 2nd Vice President               Title: Vice President